Exhibit 4.4

                                                                  EXECUTION COPY



                                  $750,000,000

                      FIVE-YEAR REVOLVING CREDIT AGREEMENT

                                   Dated as of

                                  March 7, 2005

                                      among

                                CENTURYTEL, INC.,

                            THE LENDERS NAMED HEREIN,

                            JPMORGAN CHASE BANK, N.A.

                            as Administrative Agent,

                              WACHOVIA BANK, N.A.,

                              as Syndication Agent,

                             BANK OF AMERICA, N.A.,

                       THE BANK OF TOKYO-MITSUBISHI, LTD.,

                                   COBANK, ACB

                                       and

                                 SUNTRUST BANK,

                           as Co-Documentation Agents

--------------------------------------------------------------------------------

J.P. MORGAN SECURITIES INC.                            WACHOVIA SECURITIES, INC.

                   As Joint Bookrunners and Co-Lead Arrangers
--------------------------------------------------------------------------------

                               Table of Contents

                                                                          Page

SECTION 1    DEFINITIONS....................................................1
         1.1.     Certain Defined Terms.....................................1
         1.2.     Accounting Principles....................................16
         1.3.     Other Definitional Provisions............................16

SECTION 2    FACILITIES....................................................17
         2.1.     Commitments..............................................17
         2.2.     Procedure for Loan Borrowing.............................17
         2.3.     Conversion and Continuation Options......................18
         2.4.     Fees.....................................................18
         2.5.     Optional Termination and Reduction of Commitments........19
         2.6.     Limitations on Eurodollar Tranches.......................20
         2.7.     Interest Rates and Payment Dates.........................20
         2.8.     Alternate Rate of Interest for Eurodollar Loans..........20
         2.9.     Mandatory and Optional Prepayment of Loans...............21
         2.10.    Reserve Requirements; Change in Circumstances............21
         2.11.    Change in Legality.......................................23
         2.12.    Indemnity................................................23
         2.13.    Pro Rata Treatment.......................................24
         2.14.    Sharing of Setoffs.......................................24
         2.15.    Payments.................................................24
         2.16.    Calculation of Eurodollar Rate...........................25
         2.17.    Computation of Interest and Fees.........................26
         2.18.    Booking Loans............................................26
         2.19.    Quotation of Rates.......................................26
         2.20.    Taxes....................................................26

SECTION 3    LETTERS OF CREDIT.............................................28
         3.1.     L/C Commitment...........................................28
         3.2.     Procedure for Issuance of Letter of Credit...............28
         3.3.     Fees and Other Charges...................................29
         3.4.     L/C Participations.......................................29
         3.5.     Reimbursement Obligation of the Borrower.................30
         3.6.     Obligations Absolute.....................................30
         3.7.     Letter of Credit Payments................................30
         3.8.     Applications.............................................31

SECTION 4    REPRESENTATIONS AND WARRANTIES................................31
         4.1.     Purpose of Credit Facility...............................31
         4.2.     Corporate Existence, Good Standing, and Authority........31
         4.3.     Significant Subsidiaries.................................31
         4.4.     Financial Statements.....................................31
         4.5.     Compliance with Laws, Charter, and Agreements............32
         4.6.     Litigation...............................................32
         4.7.     Taxes....................................................32
         4.8.     Environmental Matters....................................32
         4.9.     Employee Benefit Plans...................................32
         4.10.    Properties; Liens........................................33
         4.11.    Holding Company and Investment Company Status............33
         4.12.    Transactions with Affiliates.............................33
         4.13.    Leases...................................................33
         4.14.    Labor Matters............................................33
         4.15.    Insurance................................................33
         4.16.    Solvency.................................................34
         4.17.    Business.................................................34
         4.18.    General..................................................34

SECTION 5    CONDITIONS PRECEDENT..........................................34
         5.1.     Initial Loan.............................................34
         5.2.     Each Revolving Extension of Credit.......................35
         5.3.     Materiality of Conditions................................35
         5.4.     Waiver of Conditions.....................................36

SECTION 6    AFFIRMATIVE COVENANTS.........................................36
         6.1.     Use of Proceeds..........................................36
         6.2.     Books and Records........................................36
         6.3.     Items to be Furnished....................................36
         6.4.     Inspection...............................................37
         6.5.     Taxes....................................................37
         6.6.     Payment of Obligations...................................37
         6.7.     Expenses.................................................38
         6.8.     Maintenance of Existence, Assets, Business,
                  and Insurance............................................38
         6.9.     Preservation and Protection of Rights....................38
         6.10.    Environmental Laws.......................................38
         6.11.    Environmental Indemnification............................38

SECTION 7    NEGATIVE COVENANTS............................................39
         7.1.     Employee Benefit Plans...................................39
         7.2.     Liens....................................................39
         7.3.     Restricted Payments......................................39
         7.4.     Mergers and Consolidations...............................39
         7.5.     Loans, Advances, and Investments.........................40
         7.6.     Transactions with Affiliates.............................41
         7.7.     Sale of Assets...........................................41
         7.8.     Compliance with Laws and Documents.......................42
         7.9.     New Businesses...........................................42
         7.10.    Assignment...............................................42
         7.11.    Fiscal Year..............................................42
         7.12.    Holding Company and Investment Company Status............42
         7.13.    Amendments to Equity Units Documentation.................42
         7.14.    Financial Covenants......................................42

SECTION 8    DEFAULT.......................................................43
         8.1.     Payment of Obligation....................................44
         8.2.     Covenants................................................44
         8.3.     Debtor Relief............................................44
         8.4.     Attachment...............................................44
         8.5.     Payment of Judgments.....................................44
         8.6.     Default Under Other Agreements...........................44
         8.7.     Misrepresentation........................................45
         8.8.     Change in Control........................................45
         8.9.     ERISA....................................................45
         8.10.    Validity and Enforceability of Loan Papers...............45

SECTION 9    RIGHTS AND REMEDIES...........................................46
         9.1.     Remedies Upon Event of Default...........................46
         9.2.     Waivers..................................................46
         9.3.     Performance by Administrative Agent......................47
         9.4.     Delegation of Duties and Rights..........................47
         9.5.     Lenders Not in Control...................................47
         9.6.     Waivers by Lenders.......................................47
         9.7.     Cumulative Rights........................................47
         9.8.     Application of Proceeds..................................47
         9.9.     Certain Proceedings......................................48
         9.10.    Setoff...................................................48

SECTION 10   THE AGENTS....................................................48
         10.1.    Appointment..............................................48
         10.2.    Delegation of Duties.....................................48
         10.3.    Exculpatory Provisions...................................49
         10.4.    Reliance of Administrative Agent.........................49
         10.5.    Notice of Default........................................49
         10.6.    Non-Reliance on Agents and Other Lenders.................50
         10.7.    Indemnification..........................................50
         10.8.    Agent in its Individual Capacity.........................50
         10.9.    Successor Administrative Agent...........................50
         10.10.   Co-Documentation Agents and Syndication Agent............51

SECTION 11   MISCELLANEOUS.................................................51
         11.1.    Changes in GAAP..........................................51
         11.2.    Money and Interest.......................................51
         11.3.    Number and Gender of Words...............................52
         11.4.    Headings.................................................52
         11.5.    Exhibits.................................................52
         11.6.    Notices..................................................52
         11.7.    Exceptions to Covenants..................................53
         11.8.    Survival.................................................53
         11.9.    Governing Law............................................53
         11.10.   Submission to Jurisdiction; Waivers......................53
         11.11.   WAIVERS OF JURY TRIAL....................................54
         11.12.   Severability.............................................54
         11.13.   Integration..............................................54
         11.14.   Amendments, Etc..........................................54
         11.15.   Waivers..................................................55
         11.16.   Governmental Regulation..................................55
         11.17.   Multiple Counterparts....................................55
         11.18.   Successors and Assigns; Participations; Assignments......56
         11.19.   Confidentiality..........................................58
         11.20.   Conflicts and Ambiguities................................59
         11.21.   GENERAL INDEMNIFICATION..................................59


                                    SCHEDULES

Commitments                                                  Schedule 1
Transactions with Affiliates                                 Schedule 4.12
Business of Companies                                        Schedule 4.17

EXHIBITS

Revolving Note                                               Exhibit A
Opinion of Borrower's Counsel                                Exhibit B
Financial Report Certificate                                 Exhibit C
Assignment and Assumption                                    Exhibit D
Increased Facility Activation Notice                         Exhibit E
New Lender Supplement                                        Exhibit F

         CREDIT AGREEMENT (this "Agreement"), dated as of March 7, 2005, among CENTURYTEL, INC., a Louisiana corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), WACHOVIA BANK, N.A., as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD., COBANK, ACB and SUNTRUST BANK, as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent").

         The parties hereto hereby agree as follows:

                                   SECTION 1
                                  -----------

                                  DEFINITIONS.
                                  ------------

         1.1.     Certain Defined Terms.
                  ---------------------

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loan" means any Loan the rate of interest applicable to which is based upon the ABR.

         "Acquisitions" means the acquisition by the Borrower or its Subsidiaries of at least a majority of the capital stock or all or substantially all of the Property of another Person, division of another Person or other business unit of another Person, whether or not involving a merger or consolidation of such Person, provided that such Person or Property is used or useful in the same or a similar line of business as set forth on Schedule 4.17 hereto (or any reasonable extensions or expansions thereof).

         "Adjusted Consolidated Net Worth" means, as of the date of determination, Consolidated Net Worth minus (i) deferred assets other than prepaid insurance, prepaid taxes, prepaid interest, extraordinary retirements, and deferred charges where such deferred charges are considered by Tribunals when setting rates, (ii) patents, copyrights, trademarks, trade names, franchises, experimental expense, goodwill (other than goodwill arising from the purchase of capital stock or assets of a Person engaged in the business described on Schedule 4.17) and similar intangible or intellectual property, and
(iii) unamortized debt discount and expense (other than debt discount and expense of the Companies located in jurisdictions where such items are considered by Tribunals when setting rates).

         "Administrative Agent" is defined in the introduction to this Agreement.

         "Affiliate" of any Person means any other individual or entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Stock, by contract, or otherwise).

         "Agents" means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

         "Agreement" means this Five-Year Revolving Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time.

         "Applicable Margin" means, at the time of any determination thereof, for purposes of all Loans, the margin of interest over the ABR or the Eurodollar Rate, as the case may be, which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be adjusted based on the Senior Unsecured Long-Term Debt Rating, as determined as of the last day of the immediately preceding fiscal quarter of the Borrower, as follows:

=================================   ========================   =================
 Senior Unsecured Long-Term Debt     Eurodollar Loan Margin     ABR Loan Margin
              Rating
---------------------------------   ------------------------   -----------------

        A- or A3 or better           37.5 basis points          0 basis points
---------------------------------   ------------------------   -----------------
        BBB+ or Baal                 50.0 basis points          0 basis points
---------------------------------   ------------------------   -----------------
        BBB or Baa2                  62.5 basis points          0 basis points
---------------------------------   ------------------------   -----------------
        BBB- or Baa3                 87.5 basis points          0 basis points
---------------------------------   ------------------------   -----------------
        Below BBB- or Baa3           100.0 basis points         0 basis points
=================================   ========================   =================

Until the delivery to the Lenders of the Borrower's audited financial statements for the 2004 fiscal year, the Senior Unsecured Long-Term Debt Rating shall be deemed to be no higher than BBB+ and Baa1.

         "Application" means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "Approved Fund" is defined in Section 11.18(b)(ii).

         "Assignee" is defined in Section 11.18(b)(i).

         "Assignment and Assumption" means an Assignment and Assumption, substantially in the form of Exhibit D.

         "Attributable Debt" means, in respect of any sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Available Commitment" means as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over
(b) the aggregate principal amount of Revolving Extensions of Credit made by such Lender.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" is defined in the introduction to this Agreement.

         "Borrowing" means a borrowing consisting of simultaneous Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Commitments.

         "Borrowing Date" means the Business Day upon which the proceeds of any Borrowing are to be made available to the Borrower.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through
(d).

         "CLO" is defined in Section 11.18(b)(ii).

         "Closing Date" means March 7, 2005.

         "Code" means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

         "Co-Documentation Agents" is defined in the introduction to this Agreement.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans and participate in Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $750,000,000.

         "Commitment Fee" is defined in Section 2.4(a).

         "Commitment Fee Percentage" is defined in Section 2.4(a).

         "Commitment Period" means the period from and including the Closing Date to the Termination Date.

         "Commitment Utilization Percentage" means on any day the percentage equivalent of a fraction (a) the numerator of which is the Used Commitment and
(b) the denominator of which is the aggregate amount of the Total Commitments. Notwithstanding the foregoing, the Commitment Utilization Percentage shall be deemed to be 100% if any Loans or Letters of Credit remain outstanding after the Commitments hereunder have been terminated.

         "Companies" means, collectively, the Borrower and its Subsidiaries and "Company" means any of the same.

         "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.10, 2.12, 2.20, 6.7 or 11.21 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

         "Confidential Information Memorandum" means the Confidential Information Memorandum dated February 23, 2005 and furnished to certain Lenders.

         "Consolidated Net Worth" means, as of the date of determination, the amount of stated capital plus (or minus, in the case of a deficit) the capital surplus and earned surplus of the Companies, as calculated in accordance with GAAP (but treating Minority Interests in Subsidiaries as liabilities and excluding the contra-equity account resulting from the Borrower's obligations under its employee stock ownership plan commitments). For purposes of this Agreement, Consolidated Net Worth shall exclude the effect of FASB Statements No. 101 ("Regulated Enterprises-Accounting for the Discontinuation of Application of FASB Statement No. 71"), 106 ("'Employers' Accounting for Postretirement Benefits Other than Pensions"), 142 ("Goodwill and Other Intangible Assets") and 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets") of the Financial Accounting Standards Board.

         "Consolidated Total Funded Debt" means, as of the date of determination, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Current Date" means any date after February 1, 2005.

         "Current Financials" means the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 2003, and the nine months ended September 30, 2004.

         "Debt" means (without duplication), for any Person, all obligations, contingent or otherwise (including, without limitation, contingent obligations in connection with letters of credit), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including, without limitation, whether or not such obligations in accordance with GAAP should be classified as liabilities, (a) liabilities secured (or for which the holder of such Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), (b) obligations which have been or under GAAP should be capitalized for financial reporting purposes, (c) all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to purchase, sell, or furnish property or services intended by a Company primarily for the purpose of enabling such other Person to make payment of any of such Person's Debt, or to otherwise assure the holder of any of such Debt against loss with respect thereto, and (d) liabilities under any Swap Agreement.

         "Debt Rating" means the public debt rating by S&P and Moody's for that class of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower which has the lowest rating of all classes of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

         "Dollars" and "$" means dollars in lawful currency of the United
States.

         "EBITDA" means for any period, consolidated net income of the Companies for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness (including the Loans), (c) depreciation and amortization, (d) any extraordinary or nonrecurring non-cash expenses or losses, (e) any non-cash charges resulting from requirements to mark-to-market Swap Agreements and (f) non-cash expenses or losses which result from the implementation of FASB statement of Financial Accounting Standards No. 142 ("Goodwill and Other Intangible Assets") and 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets"), and minus, (a) to the extent included in the statement of such consolidated net income for such period, any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any cash payments made during such period in respect of items described in clause (d), (e) or (f) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of consolidated net income, all as determined on a consolidated basis.

         "Eligible Reinvestment" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as set forth on Schedule 4.17 hereto (or any reasonable extensions or expansions thereof) and (ii) any Acquisition.

         "Environmental Law" means any Law that relates to the environment or handling or control of Hazardous Substances.

         "Equity Units" means (i) the $500,000,000 aggregate principal amount of equity units issued by the Borrower on April 29, 2002 and (ii) any subsequent offering of equity units issued by the Borrower the structure, terms and conditions of which are substantially similar to the offering referred to in clause (i) above.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate" means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of a group of which Borrower is a member and which is under common control with Borrower within the meaning of section 414 of the Code.

         "Eurocurrency Reserve Requirements" mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Tribunal having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loan" means any Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche" means the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default" means any of the events described in Section 8, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

         "Excess Utilization Day" means each day on which the Commitment Utilization Percentage equals or exceeds 50%.

         "Existing Credit Agreement" means that certain $533,333,333 Three-Year Revolving Credit Agreement dated as of July 22, 2002, among the Borrower, the lenders party thereto, JPMorgan Chase Bank, as administrative agent, Wachovia Bank, N.A., as syndication agent and Bank of America, N.A., Bank One, NA and SunTrust Bank, as co-documentation agents, as amended, restated, supplemented or modified from time to time.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, treasurer or controller of the Borrower.

         "Financial Report Certificate" means a certificate substantially in the form of Exhibit C.

         "Financial Statements" means balance sheets, income statements, statements of stockholders' equity, and statements of cash flow prepared in comparative form to the corresponding period of the preceding fiscal year.

         "Funded Debt" with respect to any Person, shall mean and include, as of any date as of which the amount thereof is to be determined, (a) indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) liabilities secured (or for which the holder thereof has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed),
(f) obligations of such Person which have been or under GAAP should be capitalized for financial reporting purposes, and (g) Attributable Debt of such Person, but excluding (i) indebtedness secured by or borrowed against the cash surrender value of life insurance policies up to the amount of such cash surrender value and (ii) an amount equal to 80% of the outstanding principal amount of indebtedness under the Equity Units.

         "Funding Office" means the office of the Administrative Agent specified in Section 11.6 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Financial Statements in question.

         "Guaranty" means by any particular Person, all obligations of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person (the "primary obligor") in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (i) to purchase such Debt or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt or obligation or (y) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof.

         "Hazardous Substance" means any hazardous or toxic waste, pollutant, contaminant, or substance.

         "Increased Facility Activation Notice" means a notice substantially in the form of Exhibit E.
         "Increased Facility Closing Date" means any Business Day designated as such in an Increased Facility Activation Notice.

         "Indemnified Parties" is defined in Section 11.21.

         "Interest Payment Date" means (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period
(d) as to any Loan (other than any Loan that is an ABR Loan), the date of any repayment or optional prepayment made in respect thereof and (e) as to any Loan, the date of any mandatory prepayment in respect thereof.

         "Interest Period" means, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date unless the Borrower acknowledges that it will be responsible for any breakage costs owing under Section 2.12 resulting from repayment on the Termination Date;

         (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (iv) subject to clause (ii) above, the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Issuing Lenders" means JPMorgan Chase Bank, N.A. and Wachovia Bank, N.A. or any respective affiliate thereof, in its capacity as issuer of any Letter of Credit. Each reference herein to "the Issuing Lender" shall be deemed to be a reference to the relevant Issuing Lender with respect to the relevant Letter of Credit.

         "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.

         "L/C Commitment" is $150,000,000.

         "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all Lenders other than the Issuing Lenders.

         "Lenders" means those lenders signatory hereto and other financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.

         "Letters of Credit" is defined in Section 3.1(a).

         "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "Litigation" means any action conducted, pending, or threatened by or before any Tribunal.

         "Loan Papers" means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Agents and the Lenders, or any or some of them, ever delivered in connection with this Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         "Loans" is defined in Section 2.1(a).

         "Majority Lenders" means at any time the Lenders holding at least 51% of the then aggregate Revolving Extensions of Credit or, if no Revolving Extensions of Credit are outstanding, the Lenders having at least 51% of the Available Commitments.

         "Margin Stock" means "margin stock" within the meaning of Regulations T, U, or X of the Board.

         "Material Adverse Effect" means any set of one or more circumstances or events which, individually or collectively, will result in any of the following:
(a) a material and adverse effect upon the validity or enforceability of any Loan Paper, (b) a material and adverse effect on the consolidated financial condition of the Companies represented in the later of the Current Financials or the most recent audited consolidated Financial Statements, (c) a Default or (d) the issuance of an accountant's report on the Companies' consolidated Financial Statements containing an explanatory paragraph about the entity's ability to continue as a going concern (as defined in accordance with Generally Accepted Auditing Standards).

         "Material Agreement" of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than 1 percent of Consolidated Net Worth during any 12-month period.

         "Minority Interest" means, with respect to any Subsidiary, an amount determined by valuing preferred stock held by Persons other than the Borrower and its wholly-owned Subsidiaries at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing common stock or partnership interests held by Persons other than the Borrower and its wholly-owned Subsidiaries at the book value of capital and surplus applicable thereto on the books of such Subsidiary adjusted, if necessary, to reflect any changes from the book value of common stock required by the foregoing method of valuing Minority Interest attributable to preferred stock.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Company in respect of any disposition of assets as contemplated by Section 7.7(g), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) the amount necessary to retire any Debt secured by a Permitted Lien on the related Property (unless the purchaser of the assets has assumed the obligations to repay such Debt); it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Company in any disposition of assets.

         "New Lender" is defined in Section 2.1(c).

         "New Lender Supplement" is defined in Section 2.1(c).

         "Non-Excluded Taxes" is defined in Section 2.20(a).

         "Non-U.S. Lender" is defined in Section 2.20(d).

         "Note" means a promissory note of the Borrower, in substantially the form of Exhibit A hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

         "Obligation" means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and the Lenders, or any or some of them, by the Borrower, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Paper.

         "Participant" is defined in Section 11.18(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         "Permitted Liens" means (a) any Lien securing Debt incurred for the purchase or capital lease of one or more assets, if such Lien encumbers only the assets so purchased or leased; (b) pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs; (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business; (d) encumbrances and restrictions on the use of real property which do not materially impair such property; (e) (i) Liens for Taxes, (ii) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits, (iii) Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens, and (iv) adverse judgments on appeal, in each case, with respect to this clause (e), if either (x) no amounts are due and payable and no Lien has been filed or agreed to or (y) the validity or amount thereof is being contested in good faith by the lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, and neither the value nor use of the property in question are materially affected; (f) Liens in favor of the United States Department of Agriculture, Rural Electrification Administration, the Rural Utilities Service or Rural Telephone Bank or similar lenders such as the Rural Telephone Finance Cooperative; (g) Liens on equity investments in CoBank or any other equity investments in a financial institution which requires any Company to make an equity investment in such institution in order to borrow money; (h) Liens existing on any property of a Subsidiary existing at the time when it became such, which were not created with a view of its becoming a Subsidiary, provided that (i) the principal amount of the Debt secured by each such Lien shall not exceed the cost (which shall be deemed to include the amount of all Debt secured by Liens, including existing Liens, on such property) of such property to such Subsidiary, or the fair value of such property (without deduction of the Debt secured by Liens on such property) at the time of its becoming a Subsidiary, whichever is the lesser, and (ii) the Debt secured by such Liens may not be increased, extended, renewed or continued beyond its original stated maturity if such increase, extensions or renewal would result in a Default under Section 7.14; (i) Liens either on shares of stock of a corporation which, when such Liens arise, concurrently becomes a Subsidiary or on all or substantially all of the assets of a corporation arising in connection with the purchase or acquisition thereof by the Company, provided that the Debt secured by such Liens may not be increased or extended, renewed or continued beyond its original stated maturity if such increase, extensions or renewal would result in a Default under Section 7.14; (j) Liens on property of a Subsidiary (other than on the stock of Subsidiary except to the extent permitted in clause (i) above) securing obligations owing to the Borrower or a wholly-owned Subsidiary or securing indebtedness of such Subsidiary created, assumed or incurred after the date hereof, the creation, assumption or incurrence of which would not create a Default under Section 7.14; (k) except as otherwise prohibited in clause (h) or (i) above, Liens securing extensions and renewals of the Debt originally secured thereby; (l) Liens on accounts receivables and related assets (including without limitation, all collateral, guaranties and contracts associated with such accounts receivables, all of the Receivables Entity's interest in the inventory and goods the sale of which gave rise to the accounts receivable, all lockbox or collection accounts related thereto, all records related thereto, and all proceeds of the foregoing) securing indebtedness incurred pursuant to a Qualified Receivables Transaction; and (m) Liens on assets subject to any sale and leaseback transaction consummated pursuant to Section 7.7(g).

         "Person" means and includes an individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

         "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" or a "substantial employer" as such terms are defined in ERISA.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchaser" is defined in Section 11.18(c).

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving accounts receivable.

         "Quarterly Payment Date" means (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Commitment Period.

         "Receivables Entity" means a Wholly Owned Subsidiary of the Borrower (to which the Borrower or any Subsidiary transfers accounts receivable and related assets pursuant to a Qualified Receivables Transaction) which engages in no activities other than in connection with the financing of accounts receivable and whose assets consist solely of receivables and related assets transferred to such entity in connection with a Qualified Receivables Transaction:

                (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                      (i) is guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                      (ii) is recourse to or obligates the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

                      (iii) subjects any property or asset of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                (b) with which neither the Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

                (c) to which neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results (except pursuant to Standard Securitization Undertakings).

         Any designation by the Borrower of a Wholly Owned Subsidiary as a Receivables Entity shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certificate from a Financial Officer of the Borrower certifying that such designation complied with the foregoing conditions.

         "Register" is defined in Section 11.18(b)(iv).

         "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulatory Change" means, with respect to any Lender, (a) any adoption or change after the date hereof of or in United States federal, state or foreign Laws (including Regulation D) or guidelines applying to a class of banks including such Lender, (b) the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state or foreign Laws or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign Laws or guidelines applying to a class of banks including such Lender by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under the Letters of Credit.

         "Restricted Payment" means

                (a) the declaration or payment of dividends by the Borrower, or distribution (in cash, property, obligations or other securities or any combination thereof) on account of any shares of any class of capital stock of the Borrower, or

                (b) other payments or distributions by the Borrower whether by reduction of capital or otherwise on account of any shares of any class of capital stock of the Borrower, or

                (c) the setting apart of money for a sinking or other analogous fund by the Borrower for the purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of the Borrower, or any warrant, option or other right to acquire any capital stock of the Borrower;

but in each case in (a), (b) and (c) above, excluding dividends or other distributions payable solely in common stock of the Borrower.

         "Revolving Extensions of Credit" means, as to any Lender, an amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

         "Revolving Percentage" means, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding, provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Lenders on a comparable basis.

         "Rights" means rights, remedies, powers, and privileges.

         "S&P" means Standard and Poor's Ratings Services, Inc., a division of The McGraw Hill Companies, Inc.

         "Senior Unsecured Long-Term Debt Rating" means, as of any date, the Debt Rating that has been most recently announced by S&P and Moody's. In connection with any determination of the Senior Unsecured Long-Term Debt Rating pursuant to the immediately preceding sentence:

                (i) for purposes of determining the Applicable Margin or the Commitment Fee Percentage, (a) if only one of S&P and Moody's shall have in effect a public debt rating, the Applicable Margin and the Commitment Fee Percentage (as set forth in Section 2.4(a)) shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Commitment Fee Percentage shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Margin and the Commitment Fee Percentage shall be based on the rating that is one level below the higher rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; (e) if neither S&P nor Moody's shall have in effect a public debt rating but at least one of S&P and Moody's has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin and Commitment Fee Percentage shall be determined by reference to a rating that is one level lower than the rating that has been most recently announced by S&P and Moody's for such class of debt; and (f) if neither S&P nor Moody's shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin and Commitment Fee Percentage shall be set in accordance with the lowest level rating and highest percentage rate set forth in the respective tables relating to "Applicable Margin" and "Commitment Fee Percentage", as the case may be; and

                (ii) for purposes of Section 7.7(f), (a) if only one of S&P and Moody's shall have in effect a public debt rating, the Senior Unsecured Long-Term Debt Rating shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Senior Unsecured Long-Term Debt Rating shall be based upon the lower rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; (e) if neither S&P nor Moody's shall have in effect a public debt rating but at least one of S&P and Moody's has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Senior Unsecured Long-Term Debt Rating shall be deemed to be the rating that is one level lower than the rating that has been most recently announced by S&P and Moody's for such class of debt; and (f) if neither S&P nor Moody's shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Debt Rating by S&P shall be deemed to be less than BBB+ and the Debt Rating by Moody's shall be deemed to be less than Baa2.

         "Significant Subsidiary" means a Subsidiary of the Borrower (i) the assets of which equal or exceed 5% of all assets of the Borrower and its Subsidiaries as shown on a consolidated balance sheet of the Borrower and its Subsidiaries, (ii) the operating revenue of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the operating revenues of the Borrower and its Subsidiaries for such period, or (iii) the net income of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the net income of the Borrower and its Subsidiaries for such period.

         "Solvent" means, as to any Person at the time of determination, that
(a) the aggregate fair value of such Person's assets exceeds the present value of its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), and (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in securitization of accounts receivables transactions (it being understood that in no event shall Standard Securitization Undertakings include any Guaranty in respect of principal or interest on the financing for any Qualified Receivables Transaction).

         "Subsidiary" means any Person with respect to which Borrower or any one or more Subsidiaries owns directly or indirectly 50% or more of the issued and outstanding voting stock (or equivalent interests).

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

         "Syndication Agent" is defined in the introduction to this Agreement.

         "Taxes" means all taxes, assessments, fees, or other charges at any time imposed by any Laws or Tribunal.

         "Termination Date" means March 7, 2010, subject, however, to termination in whole of the Total Commitments pursuant to Section 2.5.

         "Total Commitments" means, at any time, the aggregate amount of the Commitments then in effect.

         "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

         "Type" shall mean any type of Loan (i.e., an ABR Loan or Eurodollar
Loan).

         "United States" and "U.S." each means United States of America.

         "Used Commitment" means the aggregate outstanding principal amount of the Revolving Extensions of Credit.

         "Utilization Fee" is defined in Section 2.4(b).

         "Voting Stock" shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly Owned Subsidiary" means, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         1.2.   Accounting Principles.

         All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP as in effect on the date of this Agreement, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied in the consolidated Financial Statements for the Companies for the twelve months ended December 31, 2003.

         1.3.   Other Definitional Provisions.

         As used herein and in the other Loan Papers, (i) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (ii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

                                   SECTION 2
                                  ----------

                                  FACILITIES.
                                  ----------
         2.1.   Commitments.

                (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an ggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations, does not exceed the amount of such Lender's Commitment. During the Commitment Period, the Borrower may use the Commitments by borrowing, repaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3.

                (b) The Borrower and any one or more Lenders (including New Lenders) may agree that each such Lender shall obtain a Commitment or increase the amount of its existing Commitment, as applicable, in each case by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the Increased Facility Closing Date. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

                (c) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1(b) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit F, whereupon such bank, inancial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                (d) For the purpose of providing that the respective amounts of Loans (and Interest Periods in respect of Eurodollar Loans) held by the Lenders are held by them on a pro rata basis according to their respective Revolving Percentages, unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date (i) all outstanding Loans shall be converted into a single Loan that is a Eurodollar Loan (with an interest period to be selected by the Borrower), and upon such conversion the Borrower shall pay any amounts owing pursuant to Section 2.12, if any, (ii) any new borrowings of Loans on such date shall also be part of such single Loan and (iii) all Lenders (including the New Lenders) shall hold a portion of such single Loan equal to its Revolving Percentage thereof and any fundings on such date shall be made in such a manner so as to achieve the foregoing.

         2.2.   Procedure for Loan Borrowing.

         The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans unless the Borrower has provided the notice for Eurodollar Loans set forth in clause (a) above and has entered into a pre-funding indemnity agreement with respect to such borrowing of Eurodollar Loans on the Closing Date in form and substance reasonably satisfactory to the Administrative Agent. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent wiring the money in accordance with instructions from the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3.   Conversion and Continuation Options.

                (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.4.   Fees.

                (a) Commitment Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, on each Quarterly Payment Date and on the Termination Date, in immediately available funds, a commitment fee (a "Commitment Fee") calculated on the unused Commitment by multiplying the applicable percentage (the "Commitment Fee Percentage") set forth below by the average daily Available Commitment of such Lender during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Termination Date):

         ======================================================================
         Senior Unsecured Long-Term Debt Rating      Commitment Fee Percentage
         ----------------------------------------------------------------------

                A- or A3 or better                     .10 percent per annum
         ----------------------------------------------------------------------
                BBB+ or Baa1                           .125 percent per annum
         ----------------------------------------------------------------------
                BBB or Baa2                            .150 percent per annum
         ----------------------------------------------------------------------
                BBB- or Baa3                           .175 percent per annum
         ----------------------------------------------------------------------
                Below BBB- or Baa3                     .200 percent per annum
         ======================================================================

         Until the delivery to the Lenders of the Borrower's audited financial statements for the 2004 fiscal year, the Senior Unsecured Long-Term Debt Rating shall be deemed to be no higher than BBB+ and Baa1.

                (b) Utilization Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, on each Quarterly Payment Date and on the Termination Date, in immediately available funds, a utilization fee (a "Utilization Fee") equal to 12.5 basis points (.125%) per annum for each day on which the Commitment Utilization Percentage equals or exceeds 50%, which fee shall accrue on the daily amount of the Used Commitment of such Lender for each Excess Utilization Day during the period from and including the Closing Date to but excluding the date on which such Lender's Commitment terminates; provided that, if such Lender continues to have any outstanding Loans after its Commitment terminates, then such utilization fee shall continue to accrue on the daily aggregate principal amount of such Lender's Loans for each Excess Utilization Day from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding Loans.

                (c) Other Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

         2.5.   Optional Termination and Reduction of Commitments.

                (a) Subject to Section 2.9(b), the Borrower may permanently terminate, or from time to time in part permanently reduce, the Total Commitments upon at least three Business Days prior written notice to the Administrative Agent (who shall promptly forward a copy thereof to each Lender and which notice may be revocable; provided, that (i) such notice is only revocable during the three Business Day period beginning on the date that such notice is given to the Administrative Agent and ending on the stated date of such Commitment reduction and
         (ii) the Borrower shall indemnify the Lenders pursuant to Section 2.12 as a result of the Borrower's revocation of such notice). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitments. Each such partial reduction of the Total Commitments shall be in a minimum aggregate principal amount of $5,000,000 and in an integral multiple of $1,000,000.

                (b) On the Termination Date, the Total Commitments shall be zero.

                (c) Each reduction in the Total Commitments pursuant to this paragraph shall be made ratably among the Lenders in accordance with their respective Commitments.

                (d) Simultaneously with any termination or reduction of the Commitments pursuant to this paragraph, the Borrower shall pay to the Administrative Agent for the accounts of the Lenders the Commitment Fees on the amount of the Total Commitments, so terminated or reduced, accrued through the date of such termination or reduction.

         2.6.   Limitations on Eurodollar Tranches.

         Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.7.   Interest Rates and Payment Dates.

                (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                (c)   (i)    If all or a portion of the principal amount of
         any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and ---- (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, ---- with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph
         (c) of this Section shall be payable from time to time on demand.

         2.8.   Alternate Rate of Interest for Eurodollar Loans.

         In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that dollar deposits are not generally available in the London interbank market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination, stating the specific reasons therefor, to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         2.9.   Mandatory and Optional Prepayment of Loans.

                (a) Prior to the Termination Date, the Borrower shall have the right at any time to prepay any Borrowing, in whole or in part, subject to the requirements of Section 2.12 and Section 2.13 but otherwise without premium or penalty, but prepayment of Eurodollar Loans shall require at least three Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $2,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid and may be revocable; provided, that (i) such notice is only revocable during the three Business Day period beginning on the date that such notice is given to the Administrative Agent and ending on the stated date of such prepayment and (ii) the Borrower shall indemnify the Lenders pursuant to Section 2.12 as a result of the Borrower's revocation of such notice.

                (b) On the date of any termination or reduction of the Total Commitments pursuant to Section 2.5(a), the Borrower shall pay or prepay the Loans or cash collateralize the Letters of Credit in a manner satisfactory to the Administrative Agent to the extent necessary in order that the aggregate Revolving Extensions of Credit outstanding will not exceed the Total Commitments following such termination or reduction. Subject to the foregoing and the requirements of Section 2.5, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this paragraph shall be subject to Section 2.12 and Section 2.13.

                (c) All Loans, together with accrued and unpaid interest thereon, shall be due and payable in full on the Termination Date.

                (d) All prepayments of Loans (other than optional prepayments of ABR Loans) under this Section 2.9 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

         2.10.  Reserve Requirements; Change in Circumstances.

                (a) Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change (i) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) Taxes imposed on or measured by the capital, receipts or franchises of such Lender or the overall gross or net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein (or any Tax which is enacted or adopted by such jurisdiction, political subdivision, or taxing authority as a direct substitute for any such Taxes) or (y) any Tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation, or other reporting requirement), (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement with respect to any Eurodollar Loan or any Letter of Credit (or participating interest therein), against assets of, deposits with or for the account of, or credit extended by, such Lender under this Agreement, or (iii) with respect to any Eurodollar Loan, shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining its Commitment or of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest, or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will ompensate such Lender for such increase or reduction to such Lender, to the extent such amounts have not been included in the calculation of the Eurodollar Rate, upon demand by such Lender (through the Administrative Agent).

                (b) If any Lender shall have determined in good faith that any Regulatory Change regarding capital adequacy or compliance by any Lender (or its parent or any lending office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder to a level below that which such Lender (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender (through the Administrative Agent).

                (c) A certificate of a Lender setting forth in reasonable detail (i) the Regulatory Change or other event giving rise to such costs, (ii) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Borrower (with a copy to the Administrative Agent) promptly after such Lender determines it is entitled to compensation under this Section 2.10, and shall be conclusive and binding absent manifest error. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

                (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this
         Section 2.10 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, or condition which shall have been imposed.

                (e) In the event any Lender shall seek compensation pursuant to this Section 2.10, the Borrower may, provided no Event of Default has occurred and is continuing, give notice to such Lender (with copies to the Agents) that it wishes to seek one or more Persons (other than the Borrower or an Affiliate of the Borrower) to assume the Commitment of such Lender and to purchase its outstanding Loans and Notes (if any). Each Lender requesting compensation pursuant to this Section 2.10 agrees to sell its Commitment, Loans, Notes, and interest in this Agreement and the other Loan Papers to any such Person for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including, without limitation, any compensation claimed by such Lender under this Section 2.10 and as to which such Lender has delivered the certificate required by Section 2.10(c) on or before the date such Commitment, Loans, and Notes are purchased) due such Lender hereunder calculated, in each case, to the date such Commitment, Loans, Notes (if any), and interest are purchased, whereupon such Lender shall have no further Commitment or other obligation to the Borrower hereunder or under any other Loan Paper.

                (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.10, then such Lender will agree to use reasonable efforts to change the jurisdiction of its lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                (g) Without prejudice to the survival of any othe obligations of the Borrower hereunder, the obligations of the Borrower under this Section 2.10 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.

         2.11.  Change in Legality.

                (a) Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                      (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lende hereunder unless such declaration is subsequently withdrawn; and

                      (ii) if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to ABR Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such Eurodollar Loans.

                (b) For purposes of this Section 2.11, a notice to the Borrower (with a copy to the Administrative Agent) by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

         2.12.  Indemnity.

         The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13.  Pro Rata Treatment.

         Unless otherwise specifically provided herein, each payment or prepayment of principal and each payment of interest with respect to a Borrowing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans extended by each Lender, if any, with respect to such Borrowing, and conversions of Loans to Loans of another Type and continuations of Loans that are Eurodollar Loans from one Interest Period, shall be made pro rata among the Lenders in accordance with their respective Commitments.

         2.14.  Sharing of Setoffs.

         Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it (other than pursuant to Section 2.10 or Section 2.12) as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Note held by such other Lender, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker's lien, setoff, or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note deemed to have been so purchased may, upon the existence of an Event of Default, exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         2.15.  Payments.

                (a) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

         (c) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.16.  Calculation of Eurodollar Rate.

         The provisions of this Agreement relating to calculation of the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Lender had actually funded and maintained funding of each Eurodollar Loan through the purchase in the London interbank market of one or more eurodollar deposits, in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

         2.17.  Computation of Interest and Fees.

                (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate and (ii) Commitment Fees payable pursuant to Section 2.4(a), such calculations shall be made on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.7(a).

         2.18.  Booking Loans.

         Any Lender may make, carry, or transfer Loans at, to, or for the account of any of its branch offices.

         2.19.  Quotation of Rates.

         It is hereby acknowledged that the Borrower may call the Administrative Agent on or before the date on which notice of a Borrowing is to be delivered by the Borrower in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Administrative Agent or any Lender nor affect the rate of interest which thereafter is actually in effect when the election is made.

         2.20.  Taxes

                (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Tribunal, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Tribunal imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Paper). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                (b) In addition, the Borrower shall pay any Other Taxes to the relevant Tribunal in accordance with applicable law.

                (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Papers. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Tribunal with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Tribunal) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Tribunal. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   SECTION 3
                                -----------------

                                LETTERS OF CREDIT
                                -----------------

         3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) any Lender's Revolving Extensions of Credit would exceed such Lender's Commitment. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

                (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or the L/C Participant to exceed any limits imposed by, any applicable Law.

         3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date after the issuance date.

                (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender are not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Company or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5. Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment may be paid using a Loan to the extent otherwise permitted under this Agreement and shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.7(b) and (y) thereafter, Section 2.7(c).

         3.6.   Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lenders, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders that the Issuing Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lenders. The Borrower agrees that any action taken or omitted by the Issuing Lenders under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                                   SECTION 4
                                   ---------

                         REPRESENTATIONS AND WARRANTIES.
                         ------------------------------

         The Borrower represents and warrants to the Agents and the Lenders as follows:

         4.1.   Purpose of Credit Facility.

         The Borrower will use Loan proceeds only to refinance the Existing Credit Agreement and for the working capital needs and general corporate purposes (including Acquisitions and capital expenditures) of the Companies. The proceeds loaned hereunder will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any Margin Stock, or to repay any Debt which was created for such purposes.

         4.2.   Corporate Existence, Good Standing, and Authority.

         Each Company is, to the best of the Borrower's knowledge, duly organized, validly existing, and in good standing under the Laws of its state of incorporation (such jurisdictions being identified on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K). Except where failure would not reasonably be expected to have a Material Adverse Effect, each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, and (b) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being, or is contemplated herein to be, conducted. The Borrower possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers, all which have been duly authorized and approved by all necessary corporate action and, except where failure would not reasonably be expected to have a Material Adverse Effect, for which no approval or consent of any Person or Tribunal is required which has not been obtained and no filing or other notification to any Person or Tribunal is required which has not been properly completed.

         4.3.   Significant Subsidiaries.

         Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K sets forth, in all material respects, all existing Significant Subsidiaries of the Borrower and correctly lists, as to each Significant Subsidiary, (a) its name and (b) its jurisdiction of incorporation. The shares of capital stock of each Significant Subsidiary owned by the Borrower (either directly or indirectly through another Subsidiary) as set forth on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K are the duly authorized, validly issued, fully paid, and nonassessable shares of such Significant Subsidiary and are owned by the Borrower free and clear of all Liens except Permitted Liens.

         4.4.   Financial Statements.

                (a) The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of the Companies as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are not reflected therein. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the date hereof, except in the ordinary course of business, such as in connection with acquisitions and financing activities.

                (b) Since December 31, 2003, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         4.5.   Compliance with Laws, Charter, and Agreements.

         No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of any Laws or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is, nor will the execution, delivery, performance, or observance of the Loan Papers cause the Borrower or any Subsidiary to be, in violation of its bylaws or charter.

         4.6.   Litigation.

         Except as described in the Form 10-Q filed by the Borrower for the quarterly period ended September 30, 2004 and the Form 8-K filed by the Borrower on January 26, 2005 with the Securities and Exchange Commission and to the knowledge of the Borrower, no Company is aware of any "Material" Litigation, and there are no Material outstanding or unpaid judgments against any Company. Material for purpose of this Section 4.6 in relation to Litigation would include any actions or proceedings pending or threatened against any Company before any court or Tribunal as to which there is a reasonable possibility of an adverse determination seeking damages, net of insurance proceeds to the Company, in excess of $10,000,000 in any case or 1% of Consolidated Net Worth in the aggregate, or which might result in any Material Adverse Effect.

         4.7.   Taxes.

         All Tax returns of each Company required to be filed have been filed (or extensions have been granted) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all Taxes imposed upon each Company which are shown to be due and payable thereon have been paid other than Taxes for which the criteria for Permitted Liens have been satisfied and Taxes being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves.

         4.8.   Environmental Matters.

         No Company's ownership of its assets violates any applicable Environmental Law, other than such violations which would not reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, no investigation or review is pending or threatened by any Tribunal with respect to any alleged violation of any Environmental Law in connection with any Company's assets which could result in a Material Adverse Effect. None of any Company's assets have been used by such Company or, to the Borrower's knowledge, any other Person as a dump site for any Hazardous Substance except where such use would not reasonably be expected to have a Material Adverse Effect.

         4.9.   Employee Benefit Plans.

                (a) No employee benefit plan as defined in the Code and Title IV of ERISA of any Company has incurred an accumulated funding deficiency in an amount sufficient to have a Material Adverse Effect, (b) no Company has incurred liability to the PBGC in connection with any such plan where such liability could reasonably be expected to have a Material Adverse Effect, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan where the withdrawal could reasonably be expected to have a Material Adverse Effect, and (d) to the best of the Borrower's knowledge, no "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) or "reportable event" (as defined in section 4043 of ERISA) has occurred which could reasonably be expected to have a Material Adverse Effect.

         4.10.  Properties; Liens.

         Each Company has good and marketable (except for Permitted Liens) title to all its property reflected on the Current Financials as being owned (except for dispositions of property in the ordinary course of business between the date or dates thereof and the date hereof). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien other than Permitted Liens.

         4.11.  Holding Company and Investment Company Status.

         The Borrower is not (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended, or (e) directly subject to the jurisdiction of the Federal Communications Commission or any public service commission.

         4.12.  Transactions with Affiliates.

         Except as disclosed on Schedule 4.12, no Company is a party to a material transaction with any of its Affiliates other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate and other than transactions between or among entities each of which is either the Borrower or a Wholly Owned Subsidiary. For purposes of this Section 4.12, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

         4.13.  Leases.

         All material leases under which any Company is lessee or tenant are in full force and effect, and no default or potential default exists thereunder which could result in a Material Adverse Effect.

         4.14.  Labor Matters.

         There are no actual or, to the Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by any Company's employees, the effect of which would have a Material Adverse Effect.

         4.15.  Insurance.

         Each Company maintains with financially sound insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses; provided, however, a program of self-insurance in such amounts and against such risks as are prudent and which is consistent with accepted business practice shall constitute compliance with this Section 4.15.

         4.16.  Solvency.

         The Companies are, and after giving effect to the transactions contemplated under the Loan Papers will be, Solvent.

         4.17.  Business.

         The business of the Borrower, as presently conducted and as proposed to be conducted, is set forth on Schedule 4.17.

         4.18.  General.

         All writings exhibited or delivered to the Agents by or on behalf of any Company are and will be genuine and in all material respects what they purport and appear to be.

                                   SECTION 5
                                   ---------

                              CONDITIONS PRECEDENT.
                              ---------------------
         5.1.   Initial Loan.

         No Lender will be obligated to fund the initial Loan unless the Administrative Agent has received all of the following in form and substance satisfactory to the Administrative Agent and its special counsel:

                (a)   Loan Papers. This Agreement and the Current Financials.

                (b) Secretary's Certificates. A certificate dated as of the date hereof, executed and delivered by the Borrower, certifying that (i) attached is a true, correct, and complete copy of (A) the Borrower's charter, certified by the appropriate state official and dated a Current Date, (B) the Borrower's bylaws, and (C) resolutions of the Borrower's board of directors authorizing the execution and delivery of each Loan Paper to which the Borrower is a party and (ii) the officers whose specimen signatures appear on such certificate hold the corporate office indicated and are authorized to sign agreements, documents, and instruments on behalf of the Borrower.

                (c) Good Standing, Existence, and Authority. Certificates (dated a Current Date) relating to the Borrower's existence, good standing, and authority to transact business issued by appropriate state officials.

                (d) Opinions of Borrower's Counsel. The favorable opinions, dated the Closing Date and substantially in the form of Exhibit B of:

                      (i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Borrower; and

                      (ii) Stacey Goff, Senior Vice President, General Counsel and Corporate Secretary of the Borrower.

                (e) Officer's Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance, as of the Closing Date, with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

                (f) Fees and Expenses. Payment from the Borrower of all fees then due the Agents or the Lenders pursuant to this Agreement or any other agreement.

                (g) Existing Credit Agreement. The commitments under the Existing Credit Agreement shall have been terminated (and the parties hereto hereby waive compliance with any provision of the Existing Credit Agreement requiring advance notice of such termination) and all amounts owing thereunder shall have been paid.

                (h)   Financial Statements. The Lenders shall have received
         (i) audited consolidated financial statements of the Borrower for the 2001, 2002 and 2003 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                (i) Projections. The Lenders shall have received from the Borrower financial projections for the fiscal years 2005 through 2007 in form and substance reasonably satisfactory to the Lenders.

                (j) Other. Such other agreements, documents, instruments, opinions, certificates, and evidences as the Administrative Agent may reasonably request.

         5.2.   Each Revolving Extension of Credit.

         In addition, the Lenders will not be obligated to fund any Loan and the Issuing Lender shall not be obligated to issue any Letter of Credit unless at the time of such funding or issuance(a) the representations and warranties made in the Loan Papers (other than pursuant to Section 4.4(b), which representation shall only be made as of the date of the initial extension of credit) are true and correct in all material respects (except to the extent that the representations and warranties speak to a specific date), (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding or issuance of such Loan or Letter of Credit is permitted by Law, and (d) if requested by the Administrative Agent or the Majority Lenders, the Borrower shall have delivered to the Administrative Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or Letter of Credit.

         Each Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 shall have been satisfied.

         5.3.   Materiality of Conditions.

         Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

         5.4.   Waiver of Conditions.

         Subject to the provisions of Section 11.14, the Majority Lenders may elect to fund any Loan without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Loan, unless the Majority Lenders (or, if required by Section 11.14, all Lenders) specifically waive each such item in writing.

                                   SECTION
                                   -------

                             AFFIRMATIVE COVENANTS.
                             ---------------------

         So long as the Lenders are committed to make Loans under this Agreement and thereafter until the Obligation is paid and performed in full, the Borrower covenants and agrees with the Agents and the Lenders as follows:

         6.1.   Use of Proceeds.

         Proceeds of Loans advanced hereunder shall be used only as represented herein.

         6.2.   Books and Records.

         Each Company shall maintain, in accordance with GAAP, proper and complete books, records, and accounts which are necessary to prepare the financial statements required to be delivered hereunder.

         6.3.   Items to be Furnished.

         The Borrower shall cause the following to be furnished to the Administrative Agent and each Lender (through the Administrative Agent):

                (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of the Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, such last day, accompanied by (i) the opinion of KPMG LLP (or another firm of nationally-recognized independent certified public accountants reasonably acceptable to Majority Lenders), based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies (and such accountants shall indicate in a letter to the Administrative Agent, that during their audit no Default or Event of Default not already reported was discovered or, if such Default or Event of Default was discovered, the nature and period of existence thereof) and (ii) a Financial Report Certificate with respect to such Financial Statements.

                (b) Promptly after preparation, and no later than 60 days after the last day of each of the first three quarters of each fiscal year of the Borrower, (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                (c) Promptly after preparation (and no later than the later of 15 days (a) after such filing is due or (b) after timely filing, if filed with the Securities and Exchange Commission), true copies of all regular and periodic reports, proxy statements and filings on Form 8-K furnished by or on behalf of any Company to stockholders generally or filed with the Securities and Exchange Commission. However, only registration statements covering more than 2 percent of the Borrower's outstanding shares of common stock shall be required to be furnished unless specifically requested by the Administrative Agent.

                (d) Promptly upon receipt thereof, copies of any notices received from any Tribunal (including, without limitation, state regulatory agencies) relating to the possible violation or violation of any Law which might have a Material Adverse Effect.

                (e) Notice, promptly after the Borrower knows or has reason to know of, (i) the existence of any material Litigation as defined in
         Section 4.6, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, or (iii) a Default or Event of Default, specifying the nature thereof and what action the Borrower or any other Company has taken, is taking, or proposes to take with respect thereto.

                (f) Notice, promptly after the Borrower knows or has reason to know of, a Subsidiary Encumbrance, as defined in Section 7.14(b).

                (g) Within 10 days after execution thereof, copies of any supplements, modifications or amendments to the Equity Units documentation.

                (h) Promptly upon the Administrative Agent's or any Lender's reasonable request, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and any opinions, certifications, and documents, in addition to those mentioned herein.

         6.4.   Inspection.

         The Borrower shall allow the Administrative Agent and each Lender, when the Administrative Agent or such Lender reasonably deems necessary, at such Lender's own expense if no Default then exists, to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with any director, officer, or employee of such Company from time to time, upon reasonable notice during reasonable business hours, or otherwise when reasonably considered necessary.

         6.5.   Taxes.

         Each Company shall promptly pay when due any Taxes, except those which if unpaid would not cause a Material Adverse Effect, Taxes for which the criteria for Permitted Liens have been satisfied and Taxes being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves. No Company shall use any proceeds of Loans to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         6.6.   Payment of Obligations.

         Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due except those being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves, but no Company will make any voluntary prepayment of the principal of any Debt other than the Obligation, whether subordinate to the Obligation or not, if a Default or Event of Default exists under any Loan Paper.

         6.7.   Expenses.

         The Borrower shall promptly pay (a) all reasonable and necessary out-of-pocket costs, fees, and expenses paid or incurred by the Administrative Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to the Administrative Agent in connection with the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent); and (b) all reasonable and customary out-of-pocket costs, fees and expenses paid or incurred by the Administrative Agent and any of the Lenders in connection with the enforcement of the obligations of any Company or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         6.8.   Maintenance of Existence, Assets, Business, and Insurance.

         Except as permitted by Section 7.4, each Company shall at all times (a) maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation or organization and all other jurisdictions where the failure to so maintain could reasonably be expected to have a Material Adverse Effect, (b) maintain all licenses, permits, and franchises necessary for its business, where the failure to so maintain could reasonably be expected to have a Material Adverse Effect, (c) keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto, and (d) maintain either (i) insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry or (ii) a comparable self-insurance program.

         6.9.   Preservation and Protection of Rights.

         Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as the Administrative Agent may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Agents or the Lenders under any Loan Paper.

         6.10.  Environmental Laws.

         Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws in all material respects.

         6.11.  Environmental Indemnification.

         The Borrower shall indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by any Company of any Environmental Law; or with respect to or as a direct or indirect result of any Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement for a period of time set forth in the statute of limitations in any applicable Environmental Law.

                                   SECTION 7
                                   ---------

                               NEGATIVE COVENANTS.
                               ------------------

         So long as the Lenders are committed to make Loans under this Agreement and thereafter until the Obligation is paid and performed in full, the Borrower covenants and agrees with the Agents and the Lenders as follows:

         7.1.   Employee Benefit Plans.

         No Company will, directly or indirectly, if it would have a Material Adverse Effect, (a) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), (b) permit the funding requirements under ERISA with respect to any employee benefit plan established or maintained by any Company to ever be less than the minimum required by ERISA,
(c) permit any employee benefit plan established or maintained by any Company to ever be subject to involuntary termination proceedings, or (d) fully or partially withdraw from any Multiemployer Plan.

         7.2.   Liens.

         No Company will create, incur, or suffer or permit to be created or incurred or to exist any Lien (other than Permitted Liens) upon any of its assets unless the Obligations then outstanding shall be secured by such Lien equally and ratably with any and all obligations and indebtedness secured by such Lien.

         7.3.   Restricted Payments.

         The Borrower will not directly or indirectly make or declare any Restricted Payment, unless no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment.

         7.4.   Mergers and Consolidations.

         No Company will merge or consolidate with any Person other than (a) any merger or consolidation whereby the Borrower (or another Company, if the Borrower is not a party thereto) is the surviving corporation, (b) any merger of any Subsidiary into another Company, (c) any merger of a Subsidiary into another Person (other than the Borrower) if after such merger the surviving entity becomes a Subsidiary, (d) any sale of assets permitted by Section 7.7 that is structured as a merger or consolidation and (e) any Subsidiary that is not a Significant Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders; provided, that in any such case, immediately after such merger or consolidation there shall not exist any Default or Event of Default.

         7.5.   Loans, Advances, and Investments.

         Except as permitted by Section 7.4(b), no Company will make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) Acquisitions, (b) expense accounts for and other loans and advances to directors, officers, and employees of such Company in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time; (c) investments in (or secured by) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (d) time deposits, banker's acceptances or certificates of deposit issued by any of the Lenders; (e) certificates of deposit, time deposits and banker's acceptances which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and which certificates of deposit have one of the two highest ratings from Moody's or S&P, unless Borrower has a written commitment to borrow funds from such commercial bank; (f) commercial paper rated A-2 or better by Moody's or P-2 or better by S&P ; (g) investments having one of the two highest ratings from Moody's or S&P ; (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; (i) loans from any Company to any other Company, investments by any Company in any other Company, capital contributions by any Company to any other Company, and Guaranties by any Company of the Debt of any other Company; (j) investments in the cash surrender value of life insurance policies issued by Persons with a financial rating from A.M. Best Company (as reported in Best's Insurance Reports) of at least "A+"; provided, however, that if such Person's financial rating is downgraded to less than "A+", then within 90 days following such downgrading, either (i) such cash value life insurance policies will be transferred to another insurance company with a financial rating of at least "A+", (ii) such cash value insurance policies will be collapsed and the cash value thereof will be collected by the investing Company, or (iii) such investment will become an investment subject to the limitations of subparagraph (n) of this Section 7.5; (k) the purchase of equity or debt securities of any Company, including the Borrower (but, in the case of equity securities of the Borrower, only to the extent permitted by Section 7.3),
(l) investments in the capital stock or securities of or loans to or Guaranties of the Debt of any Person engaged in the same or a similar line of business as set forth on Schedule 4.17 hereto (or any reasonable extensions or expansions thereof) (i) in which a Company possesses (or will possess, after such investment) an equity ownership interest in such Person or (ii) secured by the borrower's interest in such business; (m) in the ordinary course of business, investments in the capital stock of the Rural Telephone Bank, National Bank for Cooperatives, or the National Rural Utilities Cooperative Finance Corporation, or any other lender from whom the investing Company is intending to borrow money which requires such Company to make an equity investment in such lender in order to so borrow; (n) Guaranties of the Debt of the Borrower's Employee Stock Ownership Plan; (o) investments in readily marketable money market funds registered under the Investment Company Act of 1940 with an investment policy to hold at least 90% of its assets in cash and securities of a type described in subsections (c), (d), (e), (f), (g) and (r) of this Section 7.5; (p) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (q) investments consisting of non-cash consideration with respect to sale of assets permitted by Section 7.7; (r) overnight repurchase agreements relating to securities described in clauses (c),
(d), (e), (f) or (g) of this Section 7.5; (s) any acquisition of stock or assets to the extent that the consideration is paid in capital stock of the Borrower; and (t) other loans, advances, Guaranties, and investments which never exceed in the aggregate at any time 25% of Adjusted Consolidated Net Worth (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value); provided that this Section 7.5 shall not restrict the investment by any Company of assets held or managed under any Plan.

         7.6.   Transactions with Affiliates.

         No Company will enter into any material transaction with any of its Affiliates, other than (a) transactions between or among entities each of which is either the Borrower or a Wholly Owned Subsidiary, (b) in the case of a transaction between the Borrower and a Subsidiary that is owned by the Borrower or between Subsidiaries one or both of which is not directly or indirectly wholly-owned by the Borrower, if the Borrower has determined that such transaction is in the best interests of the Borrower, and (c) in the case of any other transaction between a Company and a Person that is not a Company, transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this Section 7.6, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

         7.7.   Sale of Assets.

         No Company will sell, lease, or otherwise dispose of all or any substantial part of its assets (including a sale by merger of a Subsidiary with or into another Person) other than (a) sales of inventory or investments permitted under Section 7.5(c), (d), (e), (f), (g), (o) and (r) in the ordinary course of business; (b) sales of equipment for a fair and adequate consideration or disposal of obsolete or worn out equipment, provided that if any such equipment is sold or otherwise disposed of, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment with adequate equipment; (c) the exchange of assets (other than equipment) for similar assets of equal or greater value; (d) the sale, discount, or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection; (e) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" made in connection with a Qualified Receivables Transaction (provided, that if at any time the aggregate principal amount of all Qualified Receivables Transactions exceeds $150,000,000, the Borrower shall permanently reduce the Total Commitments by the amount of such excess); (f) sales of assets from one Company to another Company; (g) dispositions of assets pursuant to sale and leaseback transactions so long as, after giving effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Attributable Debt of the Companies shall not exceed $75,000,000; (h) other dispositions of assets (other than (i) accounts receivable and related assets or (ii) in connection with sale and leaseback transactions), provided that (i) the Companies shall, within the period of 270 days following the consummation of each such transaction, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such disposition of assets to either (x) make Eligible Reinvestments or (y) permanently reduce the Total Commitments and (ii) notwithstanding the foregoing provisions of this clause
(h), at any time that the Senior Unsecured Long-Term Debt Rating shall be lower than the Senior Unsecured Long-Term Debt Rating in effect as of the Closing Date (it being understood that the Debt Rating by S&P as of the Closing Date is BBB+ and the Debt Rating by Moody's as of the Closing Date is Baa2), the net book value of all assets disposed of pursuant to this clause (h) (net of acquisitions of similar assets) in all such transactions during any period of 12 consecutive months (commencing with the first date as of which such lower Senior Unsecured Long-Term Debt Rating shall have become effective) shall not exceed an amount equal to 10% of Consolidated Net Worth as set forth in the most recent Financial Statements delivered pursuant to Section 6.3 of this Agreement; and (i) to the extent not already permitted by another subsection of this Section 7.7, sales, transfers and other dispositions of assets (other than (i) accounts receivable and related assets or (ii) in connection with sale and leaseback transactions) that are not permitted by clauses (a) through (h) above; provided that the cumulative consideration for all assets sold, transferred or otherwise disposed of in reliance upon this clause (i) shall not exceed $200,000,000 or 2-1/2% of the consolidated total assets of the Companies (measured as of the last day of the most recent fiscal quarter for which the relevant financial information is available), whichever is greater, in the aggregate, net of Eligible Reinvestments.

         7.8.   Compliance with Laws and Documents.

         No Company will violate the provisions of any Laws or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to have a Material Adverse Effect. No Company will violate the provisions of its charter or bylaws or modify, repeal, replace, or amend any provision of its charter or bylaws if such action could reasonably be expected to have a Material Adverse Effect. The Borrower will provide to the Administrative Agent a copy of each document that materially modifies, repeals, replaces, or amends the charter or bylaws of the Borrower.

         7.9.   New Businesses.

         No Company will engage in any material business other than the businesses in which it is presently engaged or businesses related thereto, as described on Schedule 4.17.

         7.10.  Assignment.

         The Borrower will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         7.11.  Fiscal Year.

         The Borrower will not change its fiscal year without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld).

         7.12.  Holding Company and Investment Company Status.

         The Borrower will not conduct its business in such a way that it will become (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         7.13.  Amendments to Equity Units Documentation.

         The Borrower will not amend, supplement or otherwise modify the terms and conditions of the documentation relating to the Equity Units except any amendment to the Equity Units' purchase contracts to provide for the voluntary settlement by the Borrower of the purchase contracts via cash, stock or a combination thereof or any other amendment, supplement or modification that is not materially adverse to the interests of the Lenders.

         7.14.  Financial Covenants.

                (a) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Consolidated Total Funded Debt to EBITDA of the Companies to exceed 4.00 to 1.0.

                (b) As calculated at the end of each fiscal quarter of the Borrower (but computed for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of EBITDA of the Companies to the sum of (i) consolidated interest expense of the Companies (less any non-cash amounts attributable to amortization of financing costs paid in a previous period) and (ii) dividends declared or paid by any Company (other than to another Company) on its preferred capital stock (but if such dividends are declared and paid during such four-quarter period, the amount shall not be counted twice) to be less than 1.50 to 1.0.

                For purposes of this Section 7.14(b), EBITDA and interest expense of any Subsidiary which is subject to any Subsidiary Encumbrance, shall be reduced to the extent such Subsidiary is restricted by the Subsidiary Encumbrance. As used in this Section 7.14(b), "Subsidiary Encumbrance" shall mean, so long as a default has occurred and is continuing under the agreement creating such encumbrance or restriction, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Debt owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to, or grant liens in favor of, the Borrower or any of the Borrower's Subsidiaries or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions (A) existing on the date of this Agreement, (B) arising in connection with loans made to any Company by the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank, or similar lenders such as the Rural Telephone Finance Cooperative, or (C) now existing or hereafter arising under or by reason of either (x) applicable Law or (y) this Agreement and the other Loan Papers.

                (c) If at any time after the date of this Agreement the Borrower enters into any financing arrangement with a third party which requires the Borrower or the Companies as a whole to maintain a specified minimum net worth, then such minimum net worth requirement or covenant shall be incorporated herein by reference and made a part of this Agreement for all purposes as of the date such financing arrangement is entered into by the Borrower.

Further, for purposes of this Section 7.14 Consolidated Total Funded Debt shall include any Company's Guaranty of Funded Debt of any Person other than another Company or the Borrower's Employee Stock Ownership Plan. For the first four quarters following any Acquisition, calculations under this Section 7.14 shall be made on a pro forma basis as if the properties acquired in connection with such Acquisition were properties of the Companies during the period of calculation.

                                   SECTION 8
                                   ---------

                                    DEFAULT
                                    -------

         The term "Event of Default" means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor) (provided that, if any such event occurs and the Lenders or Majority Lenders, as required by the provisions of Section 11.14, subsequently agree in writing that they will not exercise any remedies hereunder as a result thereof, the occurrence and continuance of such event shall no longer be deemed an Event of Default hereunder insofar as the state of facts giving rise to such event is concerned):

         8.1.   Payment of Obligation.

         The failure or refusal of the Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers and, in the case of an interest payment, such failure or refusal continues for a period of 5 Business Days (no grace period being given for failure or refusal to make a principal payment). Notwithstanding the foregoing, the Borrower's failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Borrower's control, shall not be deemed an Event of Default so long as such failure to pay is promptly corrected.

         8.2.   Covenants.

                (a) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Section 6.3(e)(iii) or Section 7.

                (b) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers to which such Company is a party, other than covenants to pay the Obligation and the covenants listed in clause (a) preceding, and such failure or refusal continues for 10 days after notice from the Administrative Agent to the Borrower.

         8.3.   Debtor Relief.

         The Companies shall not be Solvent, or any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of the Agents or the Lenders granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         8.4.   Attachment.

         The failure of any Company to have discharged within 60 days after commencement any attachment, sequestration, or similar proceeding which, individually or together with all such other proceedings then pending, affects assets of such Company having a value (individually or collectively) of 1 percent of Consolidated Net Worth or more.

         8.5.   Payment of Judgments.

         Any Company fails to pay any judgments or orders for the payment of money in excess of 1 percent of Consolidated Net Worth (individually or collectively) rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) a stay of enforcement of any such judgment or order, by reason of pending appeal or otherwise, shall not be in effect prior to the time its assets may be lawfully sold to satisfy such judgment.

         8.6.   Default Under Other Agreements.

         A default exists under any Material Agreement to which any Company is a party, the effect of which is to cause, or which permits the holder thereof (or a trustee or representative of such holder) to cause, unpaid consideration of at least 2% of Consolidated Net Worth (individually or in the aggregate) to become due prior to the stated maturity or prior to the regularly scheduled dates of payment.

         8.7.   Misrepresentation.

         The Administrative Agent or any Lender discovers that any statement, representation, or warranty in the Loan Papers, any Financial Statement of the Borrower, or any writing ever delivered to the Administrative Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made, deemed made or delivered in any material respect.

         8.8.   Change in Control.

         A Change of Control shall occur. For the purpose of this Section, a "Change of Control" shall be deemed to have occurred if:

                (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of the Borrower and its Subsidiaries and Affiliates, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Borrower's outstanding voting securities ordinarily having the right to vote for the election of directors of the Borrower; or

                (b) the individuals who, as of September 30, 2004 constituted the Board of Directors of the Borrower (the "Board" generally and as of September 30, 2004 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Borrower, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) voting seats on any body comparable to a board of directors of such controlling entity or, if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a -------- controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to September 30, 2004, whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

         8.9.   ERISA.

         Any one of the following shall have occurred: (a) any "Reportable Event" as such term is defined in ERISA under any Plan, (b) the appointment by an appropriate Tribunal of a trustee to administer any Plan, (c) the termination of any Plan within the meaning of Title IV of ERISA, or (d) any material accumulated funding deficiency within the meaning of ERISA exists under any Plan, and any of (a), (b), (c) or (d) results in a Material Adverse Effect.

         8.10.  Validity and Enforceability of Loan Papers.

         Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny that it has any liability or obligations under any Loan Paper to which it is a party.

                                   SECTION 9
                                   ---------

                               RIGHTS AND REMEDIES
                               -------------------

         9.1.   Remedies Upon Event of Default.

                (a)   Should an Event of Default occur and be continuing under
         Section 8.3, the commitment of the Lenders to make Loans shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action of any kind whatsoever.

                (b) Should any other Event of Default occur and be continuing, subject to any agreement among the Lenders, the Administrative Agent may (and shall upon the request of the Majority Lenders), at its (or the Majority Lenders') election, do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 9.1(a), declare the entire unpaid balance of the Obligation (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), or any part thereof, immediately due and payable, whereupon it shall be due and payable (and notice of such declaration shall promptly be given thereafter by the Administrative Agent to the Borrower); (ii) terminate commitments to make Loans hereunder; (iii) reduce any claim to judgment; (iv) exercise (or request each Lender to exercise) the Rights of offset or banker's Lien against the interest of the Borrower in and to every account and other property of the Borrower which are in the possession of any Lender to the extent of the full amount of the Obligation; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York or any other jurisdiction as the Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to the Lenders in any of the Loan Papers. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

         9.2.   Waivers.

         The Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

         9.3.   Performance by Administrative Agent.

         If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, the Administrative Agent may, at its option (but subject to the approval of the Majority Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by the Administrative Agent in such performance or attempted performance shall be reasonable, payable by the Borrower to the Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by the Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that the Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

         9.4.   Delegation of Duties and Rights.

         The Administrative Agent and the Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through the Administrative Agent and their and the Administrative Agent's officers, directors, employees, attorneys, agents, or other representatives.

         9.5.   Lenders Not in Control.

         None of the covenants or other provisions contained in this Agreement or in any other Loan Paper shall, or shall be deemed to, give the Agents or the Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of the Agents and the Lenders being limited to the Right to exercise the remedies provided in this Section 9.

         9.6.   Waivers by Lenders.

         The acceptance by the Agents or the Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agents, the Majority Lenders, or all of the Lenders of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Agents, the Majority Lenders, or all of the Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         9.7.   Cumulative Rights.

         All Rights available to the Agents and the Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to the Agents and the Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not the Agents or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         9.8.   Application of Proceeds.

         Any and all proceeds ever received by the Agents or the Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligations in the order and manner set forth in Section 2.15.

         9.9.   Certain Proceedings.

         The Borrower will promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agents or the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any other Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Borrower agrees that the Agents' and the Lenders' remedies at Law for failure of the Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this paragraph may be specifically enforced.

         9.10.  Setoff.

         If an Event of Default shall have occurred and is continuing, each Lender is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any portion of the Obligation owing to such Lender, irrespective of whether or not all of the Obligation, or any part thereof, shall be then due. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                   SECTION 10
                                   ----------

                                   THE AGENTS.
                                   ----------

         10.1.  Appointment.

         Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Papers, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Papers and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Paper or otherwise exist against the Administrative Agent.

         10.2.  Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement and the other Loan Papers by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         10.3.  Exculpatory Provisions.

         Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Paper (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Company or any officer thereof contained in this Agreement or any other Loan Paper or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Paper or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Paper or for any failure of any Company a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Paper, or to inspect the properties, books or records of any Company.

         10.4.  Reliance of Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Paper unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Papers in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5.  Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6.  Non-Reliance on Agents and Other Lenders.

         Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Company or any affiliate of a Company, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Papers, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Companies and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Company or any affiliate of a Company that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7.  Indemnification.

         The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Papers or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's fraud, gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         10.8.  Agent in its Individual Capacity.

         Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Company as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Papers as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         10.9.  Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Papers, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1 or Section 8.3 with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Papers.

         10.10. Co-Documentation Agents and Syndication Agent.

         Neither the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.


                                   SECTION 11
                                   ----------

                                 MISCELLANEOUS.
                                 -------------

         11.1.  Changes in GAAP.

         All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Papers. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted pursuant to Section 7.11, then such change shall not result in an Event of Default if, at the time of such change, such Event of Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of the Borrower; provided that, after any such change in accounting methods, the Financial Statements required to be delivered shall either be (a) supplemented with financial information prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to that portion of such supplemental information that complies with the former methods of accounting, or
(b) supplemented with financial information prepared in compliance with such new method or methods of accounting but accompanied by such information, in form and detail satisfactory to Lenders, that will allow Lenders to readily determine the effect of such changes in accounting methods on such Financial Statements, and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to such supplemental information as adjusted to reflect compliance with such former method or methods of accounting.

         11.2.  Money and Interest.

         Unless stipulated otherwise (a) all references in any of the Loan Papers to "dollars," "money," "payments," or other similar financial or monetary terms are references to currency of the United States of America and (b) all references to interest are to simple and not compound interest.

         11.3.  Number and Gender of Words.

         Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

         11.4.  Headings.

         The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         11.5.  Exhibits.

         If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

         11.6.  Notices.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:                 CenturyTel, Inc.
                                   100 CenturyTel Drive
                                   Monroe, LA 71203
                                   Attention: R. Stewart Ewing, Jr.
                                   Telecopy: 318-362-1728
                                   Telephone: 318-388-9512

                                   CenturyTel, Inc.
                                   100 CenturyTel Drive
                                   Monroe, LA 71203
                                   Attention: G. Clay Bailey and D. Greg Jones
                                   Telecopy: 318-388-9093
                                   Telephone: 318-388-9069

         with a copy to:           CenturyTel, Inc.
                                   100 CenturyTel Drive
                                   Monroe, LA 71203
                                   Attention: Stacey W. Goff
                                   Telecopy: 318-388-9488
                                   Telephone: 318-388-9539

         Administrative Agent:     JPMorgan Chase Bank, N.A.
                                   270 Park Avenue
                                   New York, NY 10017
                                   Attention: David Mallett
                                   Telecopy: 212-270-5127
                                   Telephone: 212-270-0335

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         11.7.  Exceptions to Covenants.

         The Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         11.8.  Survival.

         All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers (a) shall survive all closings under the Loan Papers, (b) except as otherwise indicated, shall not be affected by any investigation made by any party, and (c) unless otherwise provided herein shall terminate upon the later of the termination of this Agreement and the payment in full of the Obligation.

         11.9.  Governing Law.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.10. Submission to Jurisdiction; Waivers.

         The Borrower hereby irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United
         States for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 11.6 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         11.11. WAIVERS OF JURY TRIAL.

         THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.

         11.12. Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.13. Integration.

         This Agreement and the other Loan Papers represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.

         11.14. Amendments, Etc.

         Neither this Agreement, any other Loan Paper, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.14. The Majority Lenders and the Borrower may, or, with the written consent of the Majority Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Papers for the purpose of adding any provisions to this Agreement or the other Loan Papers or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Papers or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest, margin or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.14 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Majority Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Papers, in each case without the written consent of all Lenders; or (iv) amend, modify or waive any provision of Section 3 or 10 without the written consent of the Issuing Lender or the Administrative Agent, respectively. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Companies, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Papers, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Papers with the aggregate principal amount of the Loans then outstanding and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders.

         11.15. Waivers.

         No course of dealing nor any failure or delay by the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of the Lenders hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Lenders (or the Majority Lenders to the extent permitted hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         11.16. Governmental Regulation.

         Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any Law.

         11.17. Multiple Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         11.18. Successors and Assigns; Participations; Assignments.

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                (b)   (i) Subject to the conditions set forth in paragraph (b)
         (ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                             (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person;

                             (B)   the Administrative Agent; and

                             (C)   the Issuing Lender.

                      (ii) Assignments shall be subject to the following additional conditions:

                             (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments, the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that
                      (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and
                      (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                             (B)   the parties to each assignment shall
                      execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                             (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

                             (D) unless otherwise agreed by the Borrower, the Assignee shall either (1) be a "U.S. Person" as defined in Section 7701(a)(30) of the Code or (2) have delivered the documents described in Section 2.20(d) claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Papers; and

                             (E) in the case of an assignment to a CLO (as defined below), unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower agreeing that such approval, if requested, will not be unreasonably withheld or delayed) the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Papers, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.14 and (2) directly affects such CLO.

For the purposes of this Section 11.18, the terms "Approved Fund" and "CLO" have the following meanings:

         "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

         "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                      (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.20 and 11.21). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
                11.18 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                      (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register -------- shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                      (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                (c)   (i)    Any Lender may, without the consent of the
                Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
                (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.14 and (2) directly affects such Participant. Subject to paragraph
                (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections
                2.10, 2.12 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.10 as though it were a Lender, provided such Participant shall be subject to Section 2.14 as though it were a Lender.

                      (ii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

                (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.18(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each -------- Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         11.19. Confidentiality.

                (a) No Lender will use confidential information obtained from the Borrower by virtue of the transactions contemplated hereby or its other relationships with the Borrower in connection with the performance by such Lender of services for other companies that are not affiliates of such Lender, and no Lender will furnish any such information to such other companies. The Borrower acknowledges that no Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to the Borrower, confidential information obtained from other companies.

                (b) Each Lender agrees to keep confidential, and not to publish, disclose or otherwise divulge to anyone (and to cause their respective officers, directors, employees, agents and representatives to keep confidential, and not to publish, disclose or otherwise divulge to anyone) all information with respect to the Companies, including all financial information and projections or all other information (the "Confidential Information") except that the Lenders shall be permitted to disclose Confidential Information: (i) to the Administrative Agent, any other Lender or any affiliate thereof; (ii) to their respective officers, directors, employees, agents, advisors, attorneys, accountants and representatives on a "need-to-know" basis in connection with the respective roles of the Lenders described herein, provided that the Lenders implement reasonable precautions to prevent disclosure by any such personnel, (iii) to the extent required by applicable laws and regulations or requested or required in connection with any litigation or other legal process, provided that the Lenders will use reasonable efforts to provide the Borrower with a reasonable opportunity to challenge the disclosure and request confidentiality protection for any Confidential Information that is required to be disclosed, (iv) subject to an agreement to comply with the provisions of this Section, to (A) actual or prospective transferees or (B) any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (v) to the extent requested by any regulatory authority with jurisdiction over any Lender, (vi) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this agreement known to the disclosing Lender, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to such Lender on a non-confidential basis prior to its disclosure by the Borrower, (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (viii) to the extent the Borrower shall have consented to such disclosure. Notwithstanding anything to the contrary contained above, the Lenders shall be entitled to use the Confidential Information in exercising remedies under this Agreement or any other Loan Paper.

         11.20. Conflicts and Ambiguities.

         Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

         11.21. GENERAL INDEMNIFICATION.

         THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD THE AGENTS AND THE LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT AND SETTLEMENT COSTS), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT FOR THE PERIOD OF TIME SET FORTH IN ANY APPLICABLE STATUTE OF LIMITATIONS.

        [Remainder of page left intentionally blank. Signature pages follow.]

         EXECUTED as of the day and year first mentioned.

                                   CENTURYTEL, INC.


                                   By: /s/ R. Stewart Ewing, Jr.
                                      -------------------------------------
                                   Name:   R. Stewart Ewing, Jr.
                                        ----------------------------------
                                   Title:  EVP & CFO
                                          --------------------------------


                                   JPMORGAN CHASE BANK, N.A.
                                   as the Administrative Agent and a Lender


                                   By: /s/ David M. Mallett
                                      ------------------------------------
                                   Name:   David M. Mallett
                                        ----------------------------------
                                   Title:  Vice President
                                         ---------------------------------


                                   WACHOVIA BANK, N.A.,
                                   as Syndication Agent and a Lender


                                   By: /s/ Scott Suddreth
                                      ------------------------------------
                                   Name:   Scott Suddreth
                                        ----------------------------------
                                   Title:  Vice President
                                         ---------------------------------


                                   BANK OF AMERICA, N.A.,
                                   as Co-Documentation Agent and as a Lender


                                   By:   /s/ David A. Banmiller
                                      ------------------------------------
                                   Name:     David A. Banmiller
                                        ----------------------------------
                                   Title:    Vice President
                                         ---------------------------------


                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                   as Co-Documentation Agent and as a Lender


                                   By:  /s/ Cynthia Rietscha
                                      ------------------------------------
                                   Name:    Cynthia Rietscha
                                        ----------------------------------
                                   Title:   Vice President
                                         ---------------------------------


                                   SUNTRUST BANK,
                                   as Co-Documentation Agent and as a Lender


                                   By:  /s/ Kip Hurd
                                      ------------------------------------
                                   Name:    Kip Hurd
                                        ----------------------------------
                                   Title:   Director
                                         ---------------------------------


                                   COBANK, ACB,
                                   as Co-Documentation Agent and as a Lender


                                   By:  /s/ Thomas Meyer
                                      ------------------------------------
                                   Name:    Thomas Meyer
                                        ----------------------------------
                                   Title:   Vice President
                                         ---------------------------------


                                   LEHMAN BROTHERS BANK


                                   By:  /s/ Janine M. Shugan
                                      ------------------------------------
                                   Name:    Janine M. Shugan
                                        ----------------------------------
                                   Title:   Authorized Signatory
                                         ---------------------------------


                                   REGIONS BANK


                                   By:  /s/ C. Ted Gibson
                                      ------------------------------------
                                   Name:    C. Ted Gibson
                                        ----------------------------------
                                   Title:   Senior Relationship Manager
                                         ---------------------------------



                                   BARCLAYS BANK PLC


                                   By:   /s/ Nicholas A. Bell
                                      ------------------------------------
                                   Name:     Nicholas A. Bell
                                        ----------------------------------
                                   Title:    Director
                                         ---------------------------------


                                   BAYERISCHE HYPO- UND VEREINSBANK, AG


                                   By:  /s/ Yoram Dankner
                                      ------------------------------------
                                   Name:    Yoram Danker
                                        ----------------------------------
                                   Title:   Managing Director
                                         ---------------------------------

                                   By: /s/ Luc Perrot
                                      ------------------------------------
                                   Name:   Luc Perrot
                                        ----------------------------------
                                   Title:  Associate Director
                                         ---------------------------------


                                   MIZUHO CORPORATE BANK, LTD.


                                   By: /s/ Mark Gronich
                                      ------------------------------------
                                   Name:   Mark Gronich
                                        ----------------------------------
                                   Title:  SVP
                                         ---------------------------------


                                   UNION BANK OF CALIFORNIA


                                   By:   /s/ Richard Vian
                                      ------------------------------------
                                   Name:     Richard Vian
                                        ----------------------------------
                                   Title:    Assistant Vice President
                                         ---------------------------------


                                   US BANK, NATIONAL ASSOCIATION


                                   By:   /s/ Mark  Weitekamp
                                      ------------------------------------
                                   Name:     Mark Weitekamp
                                        ----------------------------------
                                   Title:    Vice President
                                         ---------------------------------


                                   FIFTH THIRD BANK


                                   By:   /s/ Christopher Morey
                                      ------------------------------------
                                   Name:     Christopher Morey
                                        ----------------------------------
                                   Title:    Vice President
                                         ---------------------------------


                                   UFJ BANK LIMITED


                                   By:   /s/ John T. Feeney
                                      ------------------------------------
                                   Name:     John T. Feeney
                                        ----------------------------------
                                   Title:    Vice President
                                         ---------------------------------


                                   BANK HAPOALIM B.M.


                                   By:    /s/ James P. Surless
                                      ------------------------------------
                                   Name:      James P. Surless
                                        ----------------------------------
                                   Title:     Vice President
                                          --------------------------------

                                   By:    /s/ Lenroy Hackett
                                      ------------------------------------
                                   Name:      Lenroy Hackett
                                        ----------------------------------
                                   Title:     First Vice President
                                         ---------------------------------


                                    HIBERNIA NATIONAL BANK


                                   By:   /s/ Roger E. Johnston
                                       -----------------------------------
                                   Name:     Roger E. Johnston
                                        ----------------------------------
                                   Title:    Vice President
                                         ---------------------------------


                                   KBC BANK N.V.


                                   By:   /s/ Eric Baskin
                                       -----------------------------------
                                   Name:     Eric Baskin
                                       -----------------------------------
                                   Title:    Vice President
                                         ---------------------------------


                                   By:   /s/ Robert Shauffer
                                      ------------------------------------
                                   Name:     Robert Shauffer
                                        ----------------------------------
                                   Title:    First Vice President
                                         ---------------------------------


                                   PROGRESSIVE BANK


                                   By:  /s/ David M. Knight
                                      ------------------------------------
                                   Name:    David M. Knight
                                        ----------------------------------
                                   Title:   Sr. Vice President
                                         ---------------------------------